UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 12, 2024

CINGULATE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40874	86-3825535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1901 W. 47th Place

Kansas City, KS 66205

(Address of principal executive offices) (Zip Code)

(913) 942-2300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	CING	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Warrants, exercisable for one share of common stock	CINGW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 12, 2024, the Board of Directors (the “Board”) of Cingulate Inc. (the “Company”) fixed the number of directors constituting the Board at five directors and appointed: Bryan Lawrence, 58, as a Class III director to serve until the Company’s 2024 annual meeting of stockholders, and each of Jeffrey S. Ervin, 46, and John A. Roberts, 65, as a Class II director to serve until the Company’s 2026 annual meeting of stockholders.

Mr. Lawrence has been an entrepreneur and philanthropist since October 2007. Mr. Lawrence has previously held positions at Xcenda, a division of AmerisourceBergen, Johnson & Johnson Health Care Systems, Janssen Pharmaceutica and Sandoz Pharmaceuticals Corporation. Mr. Lawrence also has experience in healthcare consulting and has held roles at Navigant Consulting and Applied Health Outcome. Mr. Lawrence is currently a member of the University of Kansas School of Pharmacy Advisory Council. He did a two-year Pharmacoeconomics Fellowship from Glaxo Inc. and the University of South Carolina. Mr. Lawrence earned a Doctor of Pharmacy from University of Kansas School of Pharmacy and a Master of Business Administration from the Wharton School at the University of Pennsylvania.

Mr. Ervin co-founded IMAC Holdings, Inc. (NASDAQ: BACK), a provider of medical care, in March 2015, and currently serves as its Chief Executive Officer and a member of its board of directors. From October 2011 to January 2015, Mr. Ervin joined Medicare.com parent and its parent, Medx Publishing as a senior financial officer tasked with building administrative functions to satisfy rapid growth in the CMS education sector. Prior to that, Mr. Ervin was the Senior Financial Analyst and Vice President of Finance for the Baptist Hospital System of Nashville from June 2005 to October 2011, responsible for sourcing and managing direct investments to satisfy pension obligations. Mr. Ervin earned his Master of Business Administration from Vanderbilt University and his Bachelor of Science in Finance from Miami University.

Mr. Roberts is currently serving as a Venture Partner for DigiLife Fund II, a position he has held since September 2023. From April 2018 to February 2023, he served as Chief Executive Officer and President of Vyant Bio, Inc., a biotechnology company formerly listed on Nasdaq. Prior to that, Mr. Roberts had been the interim Chief Executive Officer of Vyant Bio, Inc. since February 2018. Mr. Roberts had previously served as Vyant Bio, Inc.’s Chief Operating Officer since July 2016. From July 2015 to June 2016, Mr. Roberts served as the Chief Financial Officer for VirMedica, Inc., a company that provides an end-to-end platform that enables specialty drug manufacturers and pharmacies to optimize product commercialization and management. Prior to VirMedica, from August 2011 to July 2015, Mr. Roberts was the Chief Financial and Administrative Officer for AdvantEdge Healthcare Solutions, a global healthcare analytics and services organization. Prior to that, Mr. Roberts was the Chief Financial Officer and Treasurer for InfoLogix, Inc., a publicly-traded healthcare-centric mobile software and solutions provider. He has also held CFO roles at leading public medical device and healthcare services firms including Clarient, Inc., a publicly-traded provider of diagnostic laboratory services and Daou Systems, Inc., a publicly-traded healthcare IT software development and services firm. In addition, he has held senior executive roles with MEDecision, Inc., HealthOnline, Inc. and the Center for Health Information. Mr. Roberts currently serves on the board of directors of Vyant Bio, Inc., Caidya, Inc., a global, multi-therapeutic clinical research organization, Navipoint Health, Inc., a biotechnology company, VeriSkin, Inc., a medical device company, and Cohere-Med Inc., a clinical analytics company. He also is a member of the Fellows of the Drug Information Association, a global neutral forum enabling drug developers and regulators access to education and collaboration. Mr. Roberts earned a Bachelor of Science and a master’s degree in business administration from the University of Maine.

The Board has affirmatively determined that each of Messrs. Lawrence, Ervin and Roberts (the “new directors”) (i) is independent under the rules of The Nasdaq Stock Market LLC (“Nasdaq”) and (ii) meets the heightened standards of independence for compensation and audit committee membership under the applicable rules of the U.S. Securities and Exchange Commission (“SEC”) and Nasdaq. The Board has determined that Mr. Roberts qualifies as an “audit committee financial expert” under the criteria set forth in Item 407(d)(5) of Regulation S-K.

The Board appointed each of the new directors to serve on the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board.

The new directors will be compensated in accordance with the Company’s standard non-employee director compensation plan. In addition, the Company intends to enter into an indemnification agreement with each of the new directors in substantially the form filed as Exhibit 10.10 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 9, 2021.

There is no arrangement or understanding between any of the new directors and any other person pursuant to which any of the new directors was appointed as a director of the Company and there are no familial relationships between any of the new directors and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which any of the new directors has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On February 13, 2024, the Company issued a press release announcing the appointment of the new directors. A copy of the press release is furnished as Exhibit 99.1 hereto and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

As previously reported, on May 16, 2023, the Company received a notice from the Listing Qualifications Staff (the “Staff”) of Nasdaq stating that the Company no longer complies with the minimum stockholders’ equity requirement of $2.5 million under the Nasdaq Stock Market Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Rule”) for continued listing. The Company submitted a plan of compliance to Nasdaq on June 30, 2023. On July 28, 2023, Nasdaq notified the Company that that it granted an extension until November 13, 2023, to regain compliance with the Minimum Stockholders’ Equity Rule, conditioned upon achievement of certain milestones included in the plan of compliance previously submitted to Nasdaq, including a plan to raise additional capital. On November 14, 2023, the Company received a letter from Nasdaq indicating that, based upon the Company’s continued non-compliance with the Minimum Stockholders’ Equity Rule, the Staff had determined to delist the Company’s securities from Nasdaq, subject to the Company’s request for a hearing before the Nasdaq Hearings Panel (the “Panel”). We timely requested a hearing before Panel and Nasdaq granted our request, which had the effect of staying all suspension and delisting action pending the conclusion of the hearings process.

As a result of the Company’s previously disclosed public offering that closed on February 6, 2024, as of the date of this Current Report on Form 8-K, the Company believes it has stockholders’ equity above $2.5 million.

As previously reported, on December 26, 2023, the Company received a letter from the Staff indicating that, based upon the resignation of three members of the Board on December 12, 2023 and December 13, 2023, the Company no longer complied with the independent director, audit committee, compensation committee and independent director oversight of director nominations requirements as set forth in Nasdaq Listing Rule 5605. As a result of the appointment of the new directors described above, we believe we are in compliance with Nasdaq’s board composition requirements.

Until Nasdaq has reached a final determination that we have regained compliance with all of the applicable continued listing requirements, including the Minimum Stockholders’ Equity Rule and the board composition requirements, there can be no assurances regarding the continued listing of our common stock on Nasdaq and we could be subject to delisting.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated February 13, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINGULATE INC.

Dated: February 13, 2024	By:	/s/ Shane J. Schaffer
	Name:	Shane J. Schaffer
	Title:	Chief Executive Officer